SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 25, 2007

Great Plains Ethanol, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-49779	46-0459188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27716 462nd Ave.
Chancellor, South Dakota	57015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 25, 2007, the registrant entered into a Design-Build Agreement with POET Design and Construction, Inc. Under the agreement, POET Design and Construction will design and construct a solid waste fuel boiler system at the registrant’s plant site in Chancellor, South Dakota. The boiler system will produce steam through the processing of wood-based waste products, such as pallets.  The steam generated from this process will partially replace the steam obtained from the registrant’s current sources for use in the registrant’s ethanol production process.  POET Design and Construction is scheduled to begin construction of this system in the summer of 2007, with a scheduled completion date in the summer of 2008. The total cost of construction is estimated at $25.5 million, which is expected to be financed with new debt financing from the registrant’s existing lender, AgCountry Farm Credit Services. A copy of the agreement will be filed as an exhibit to registrant’s next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: May 30, 2007	By:	/s/ Rick Serie
Rick Serie, Chief Executive Officer